UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 07, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 7, 2026, Interactive Strength Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, STEPR, Inc., a Delaware corporation (“STEPR”), STEPR PTY LTD – ACN 660 939 079, an Australian proprietary limited company (the “Seller”), Hayden Thorneycroft ATF the HG Thorneycroft Family Trust (“TF Trust”), Australian Fitness Supplies Pty Ltd, an Australian proprietary limited company (“AFS,” and together with TF Trust, the “Indirect Equityholders”), Hayden Thorneycroft (“Thorneycroft”) and Daniel Alenaddaf (“Alenaddaf,” and together with Thorneycroft, the “Supporting Parties”), and the Seller, as representative of the Seller Parties (the “Seller Representative”). The “Seller Parties” means the Seller, the Indirect Equityholders and the Supporting Parties.

Pursuant to the Purchase Agreement, the Company will: (i) acquire all of the issued and outstanding shares of capital stock of STEPR (the “Purchased Shares”) from the Seller in a secondary transaction; and (ii) immediately following such acquisition, will purchase newly issued shares of STEPR (the “Primary Shares”) in a primary transaction, in each case subject to the satisfaction or waiver of customary closing conditions. The total consideration payable by the Company consists of a combination of cash and shares of the Company's newly designated preferred stock, structured as follows:

Cash Consideration. At the closing of the purchase and sale of the Purchased Shares (the “Closing”), the Company will (i) pay an initial cash contribution of $1,500,000 (net of any advances previously made under the secured note described below) to STEPR for working capital purposes, and (ii) repay up to $1,200,000 to AFS to satisfy the outstanding balance of an existing shareholder loan owed by STEPR (the “AFS Loan Repayment Amount”). Following the Closing, the Company will advance up to $2,500,000 in incremental cash contributions to STEPR for working capital purposes. In addition, on the first anniversary of the Closing, the Company will pay to the Seller up to $1,000,000 in shareholder cash consideration (the “Shareholder Cash Consideration”), of which up to $500,000 is to be used to repay certain other shareholder loans and $500,000 is to be distributed to designated parties.

Secured Note. In connection with the Purchase Agreement, the Company will execute and deliver a secured promissory note in the maximum principal amount of $1,500,000, under which it may, at its sole discretion, make advances to the Seller from the effective date of the note until the earlier of date of the Closing and the termination of the Purchase Agreement. The secured note will accrue interest at a rate equal to the lesser of (a) the Prime Rate (with a floor of 6.75%) plus 5.00% per annum, or (b) the maximum rate permitted under applicable law, computed on the basis of a 360-day year. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the ‘Prime Rate’ in the U.S. or, if The Wall Street Journal ceases to quote such rate, a comparable replacement index selected by the Company.

Equity Consideration. At the Closing, the Company will issue to the Seller (i) $6,000,000 worth of shares of the Company's Series F-1 Non-Voting Convertible Preferred Stock (the “F1 Equity Consideration”), (ii) $10,500,000 worth of shares of the Company's Series F-2 Non-Voting Convertible Preferred Stock (the “F2 Equity Consideration”), and (iii) $2,500,000 worth of shares of the Company's Series F-3 Non-Voting Convertible Preferred Stock (the “F3 Equity Consideration,” and together with the F1 Equity Consideration and the F2 Equity Consideration, the “Equity Consideration”). Each series of Equity Consideration is convertible into shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”) at the applicable conversion price, in accordance with and subject to the terms of the Certificate of Designation of the Company's Series F-1 Non-Voting Convertible Preferred Stock, Series F-2 Non-Voting Convertible Preferred Stock and Series F-3 Non-Voting Convertible Preferred Stock (the “Certificate of Designation”), that will be filed with the Secretary of State of the State of Delaware prior to the Closing. The Equity Consideration is subject to performance-based scaling factors as described below.

Scaling Factors. The value of the Equity Consideration is subject to adjustment based on STEPR's financial performance following the Closing. The F1 Equity Consideration is subject to the F1 Scaling Factor, calculated based on STEPR's EBITDA during the period from July 1, 2026 to June 30, 2027 (“Year 1 EBITDA”), with Year 1 EBITDA capped at $4,000,000 for purposes of such calculation. The F2 Equity Consideration is subject to the F2 Scaling Factor, calculated based on STEPR's EBITDA during the period from July 1, 2027 to June 30, 2028 (“Year 2 EBITDA”), with Year 2 EBITDA capped at $7,000,000 for purposes of such calculation. The F3 Equity Consideration is subject to the F3 Scaling Factor, which is determined based on aggregate achieved points across synergy categories as set forth in the F3 Framework attached to the Purchase Agreement. Each Scaling Factor may range from 0.000 (or 0.500 in the case of the F1 Scaling Factor) to 1.000.

The Purchase Agreement contains customary representations and warranties made by STEPR and the Seller Parties concerning, among other things, organization and corporate power, authorization, capitalization, financial statements, absence of undisclosed liabilities, intellectual property, tax matters, employee benefit plans, compliance with laws, and absence of certain changes. The Purchase Agreement also contains customary representations and warranties of the Company concerning organization, authorization, non-contravention, financial ability, and issuance of securities.

The Closing is expected to occur in the fourth quarter of 2026, subject to the satisfaction or waiver (if permitted) of conditions precedent as provided in the Purchase Agreement.

The Purchase Agreement contains customary covenants, including, among others, (i) covenants relating to conduct of STEPR's business prior to closing, (ii) a covenant requiring the Seller Parties to operate on an exclusivity basis with the Company, (iii) non-competition and non-solicitation covenants binding on the Supporting Parties for a period following the Closing, (iv) covenants relating to the contribution and transfer of certain other assets to STEPR at or prior to closing, (v) registration rights with respect to shares of Common Stock issuable upon conversion of the Equity Consideration, and (vi) short selling, hedging, and standstill restrictions applicable to the Seller Parties.

The Purchase Agreement contains customary indemnification provisions. The Seller Parties have agreed to indemnify the Company for losses arising from breaches of representations, warranties, and covenants, and certain other specified matters, subject to certain limitations, including an aggregate cap equal to the total dollar value of the AFS Loan Repayment Amount, the Shareholder Cash Consideration, and the Equity Consideration actually received by or to which the Seller becomes entitled to receive. The indemnification obligations are subject to a deductible of $189,000 for general representation and warranty breaches. The Company may satisfy indemnification obligations through set-off against the Equity Consideration, the Shareholder Cash Consideration, or direct payment from the applicable indemnifying parties, in that order of priority.

The Purchase Agreement may be terminated prior to closing (i) by mutual written agreement of the Company and the Seller Representative, (ii) by the Company upon a material uncured breach by the Seller Parties or STEPR, (iii) by the Seller Representative upon a material uncured breach by the Company, or (iv) by either party if the transactions would violate any final and non-appealable order or any applicable law.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 7, 2026, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*

Stock Purchase Agreement, dated July 7, 2026, by and among Interactive Strength Inc., STEPR, Inc., STEPR PTY LTD – ACN 660 939 079, Hayden Thorneycroft ATF the HG Thorneycroft Family Trust, Australian Fitness Supplies Pty Ltd, Hayden Thorneycroft and Daniel Alenaddaf

99.1	Press Release, dated July 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* The schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	July 9, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)